EX-28.d.2.k.i

EXHIBIT A

AMENDED SUBADVISORY AGREEMENT

BY AND AMONG

NATIONWIDE VARIABLE INSURANCE TRUST,

NATIONWIDE FUND ADVISORS

AND THOMPSON SIEGEL & WALMSELY LLC

Effective March 24, 2018

Amended June 14, 2017*

Funds of the Trust	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	0.40% on Subadviser Assets up to $200 million; 0.30% on Subadviser Assets of $200 million and more
NVIT Multi-Manager International Value Fund	0.40% on Subadviser Assets up to $500 million; 0.35% on Subadviser Assets of $500 million and more

*As approved at the Board of Trustees Meeting held on June 13-14, 2017.

EX-28.d.2.k.i

IN WITNESS WHEREOF, the parties hereto have executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

ADVISER
NATIONWIDE FUND ADVISORS

By:	/s/ Michael S. Spangler
Name: Michael S. Spangler
Title: President

SUBADVISER
THOMPSON, SIEGEL & WALMSLEY LLC

By:	/s/ Horace P. Whitworth
Name: Horace P. Whitworth
Title: Chief Executive Officer